Exhibit 10.3

Retention Grant Agreement

Employee Name:
Employee ID Number:

Award Summary
Number of Restricted Stock Units Granted:
Grant Date:
Grant Price:
Vesting Schedule:
Terms and Conditions

As described in the above Award Summary, you have been granted an award of Restricted Stock Units (“RSUs”) under the 2023 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (the “Plan”). These Terms and Conditions together with your Award Summary constitute the Award Agreement governing your award. Your award is also subject to the terms of the Plan, which are controlling. A copy of the Plan is available on The Mark. Capitalized terms used in the Award Agreement and not otherwise defined herein have the meaning specified by the Plan as in effect as of the Grant Date for your award.
1.Award Acceptance. You must accept your award to become vested in the RSUs subject to this Award Agreement. By accepting this award you agree to all of the terms and conditions of the Award Agreement and the Plan. You agree that the decisions of the granting Committee regarding the interpretation of the Plan or this Award Agreement or as to findings of fact, shall be final, conclusive, and binding and that the granting Committee’s decisions need not be uniform among Plan participants.
2.Type of Award. Once vested and subject to Section 7, each whole RSU entitles you to receive one share of Common Stock upon settlement (any fractional RSUs shall be paid in cash at the Fair Market Value on the Settlement Date); provided that in jurisdictions where the granting Committee determines settlement in the form of Common Stock is prohibited by law, regulation, or decree, or where the cost to issue such stock would be unreasonably expensive or burdensome, the Fair Market Value of such stock shall be paid in cash instead. Settlement of the RSUs in cash is not otherwise permitted except as specified in Section 4. Delivery of Common Stock may occur through paper or electronic certificates or book-entry transfer using a brokerage account or other medium selected by the Company in its discretion.

Exhibit 10.3
3.Settlement Date. Settlement of vested RSUs pursuant to Section 2 shall occur on the applicable vesting date or as soon as administratively practicable thereafter, but in any event by the end of the year in which vesting occurs; provided that to the extent this award (including dividend equivalents) constitutes nonqualified deferred compensation subject to Code section 409A, settlement due to “Separation from Service” (as defined by Code section 409A) shall not be made to a “Specified Employee” (as that term is defined in Code section 409A(a)(2)(B)(i)) until the first day of the seventh month following the Specified Employee’s Separation from Service or, if earlier, the date of the Specified Employee’s death. Once settled, the RSUs shall be cancelled, and all rights thereunder forfeited.
4.Vesting. To vest in the RSUs subject to this Award Agreement, including reinvested dividend equivalents, you must accept your award, and you must be continuously employed by the Company and/or its 100% owned (directly or indirectly) subsidiaries whose participation has been approved by the granting Committee (“Participating Companies”) from the Grant Date specified in the Award Summary through the date(s) as set forth in the Vesting Schedule above.
Except as specified in Section 5 below or as approved in writing by the granting Committee in its sole discretion, unvested RSUs shall be immediately cancelled and all rights thereunder forfeited when you cease for any reason to be employed by the Company and the Participating Companies (as determined in accordance with the policies and practices of the Participating Company for whom you were last performing services, including any policies applicable to leaves of absence) (such cessation of employment referred to as a “Termination of Employment”). Transfer of employment among the Company and Participating Companies shall not constitute a Termination of Employment.
If a Change of Control occurs and the successor or surviving entity does not assume or continue the RSUs, then the RSUs shall become vested and settle immediately prior to the Change of Control to the extent provided in Sections 12(a) and 12(c) of the Plan. Otherwise and except as provided in Section 5(e), vesting shall not be accelerated solely as a result of a Change of Control or a Termination of Employment following a Change of Control.
5.Accelerated Vesting Upon Certain Terminations of Employment. The vesting date for the RSUs subject to this Award Agreement shall be accelerated after your Termination of Employment that constitutes a Separation from Service to the extent specified in this Section.
a.Layoff at least Six Months after the Grant Date. If you accept the award, a prorated number of the RSUs shall be vested the first day of the seventh month after the date of your Termination of Employment due to Layoff provided such termination constitutes a Separation from Service and occurs at least six months after the Grant Date. For this purpose, “Layoff” is defined as “Layoff” under the ConocoPhillips Severance Pay Plan if you participate in that plan; “Severance” under the ConocoPhillips Executive Severance Plan or the ConocoPhillips Key Employee Change in Control Severance Plan, as applicable, if you participate in such plans; or layoff or redundancy under any similar written layoff or redundancy plan of the Company or a Participating Company in which you participate; provided that if all or any portion of the benefits under any such plan are contingent on the execution of a release of claims acceptable to the Company, a Termination of Employment shall not be considered due to “Layoff” for purposes of this award unless you execute and do not revoke such release.

Exhibit 10.3
b.Disability or Death at least One Month after the Grant Date. If you accept the award, a prorated number of the RSUs shall be vested the first day of the seventh month after the date of your Termination of Employment due to Death or after Disability provided such termination constitutes a Separation from Service and occurs at least one month after the Grant Date.
i.For this purpose, “Disability” means a disability for which you have been determined to be entitled to (A) benefits under the applicable long-term disability plan of the Company or a Participating Company and/or (B) disability benefits under the Social Security Act. In the absence of any such determination, the granting Committee is authorized to determine in its sole discretion whether you have a Disability.
ii.No transfer of the award or any rights thereunder as a result of your death shall be effective to bind the Company or the granting Committee unless the transferee(s) accept the terms and conditions of this Award Agreement and furnish the granting Committee with such evidence as the granting Committee considers necessary to establish the validity of the transfer.
c.Proration Calculation. The number of RSUs for which vesting is accelerated pursuant to the foregoing is computed by multiplying the number of RSUs subject to this Award Agreement by a fraction, the numerator of which is the number of full months of employment from the first day of the month containing the Grant Date until the date of Termination of Employment and the denominator of which is the number of full months from the first day of the month containing the Grant Date until the last vesting date specified in the Award Summary. Such calculation shall be rounded in accordance with the granting Committee’s administrative procedures. From this result the number of RSUs previously settled (or applied to tax withholding) shall be subtracted to determine the prorated number of RSUs for which vesting is accelerated.
d.Business Transaction. If you accept the award and your Termination of Employment that constitutes a Separation from Service occurs after the Grant Date as a result of (i) the outsourcing of a function; (ii) the sale of all or substantially all of the assets of a Participating Company to another employer outside of the Company’s controlled group (whether or not you are offered or accept employment with the other employer); (iii) your transfer of employment to a company or other entity in which the Company owns, directly or indirectly, less than a 50% interest; or (iv) any other sale of assets determined by the granting Committee to be considered a divestiture for purposes of this award under the Plan, the granting Committee may, in its sole discretion, determine that all or a portion of the unvested RSUs shall not be canceled and instead accelerate the vesting of all or a portion of the RSUs (to the first day of the seventh month after the date of such Termination of Employment or, if earlier, the date of your death or the third anniversary of the Grant Date) or may deem the outsourcing vendor, buyer, or other post-transaction employer to remain a Participating Company until your Termination of Employment or other settlement of the award in accordance with its terms. If you are employed by a Participating Company that ceases to be a Subsidiary due to the sale or transfer of all or a portion of the equity interests of the Participating Company then the granting Committee may, in its sole discretion, determine that all or a portion of the unvested RSUs shall not be canceled and instead accelerate vesting and settlement of unvested RSUs in accordance with the requirements of Code section 409A or deem the divested entity (or its successor) to remain a Participating Company until your Termination of Employment or other settlement of the award in accordance with its terms. If you transfer employment to a Subsidiary that is not a Participating Company or otherwise have a Termination of Employment that does not constitute a Separation from Service in connection with a divestiture or other business transaction, the

Exhibit 10.3
granting Committee may, in its sole discretion, deem the successor employer to remain a Participating Company until your Termination of Employment or other settlement of the award in accordance with its terms. Any determination by the granting Committee in accordance with the foregoing must be documented in writing and need not apply on the same basis to all award recipients under the Plan.
e.Qualifying Termination Following a Change of Control. If you accept the award, a Change of Control occurs, and the successor or surviving entity assumes the RSUs, then all of the RSUs shall be vested upon the date of your Qualifying Termination (as defined by the Plan) following the Change of Control provided such Qualifying Termination constitutes a Separation from Service. To avoid the possibility of doubt, a Termination of Employment after the second anniversary of the Change of Control shall not constitute a Qualifying Termination. For purposes of determining whether a Qualifying Termination has occurred, the terms “Cause” and “Good Reason” have the meaning specified by the ConocoPhillips Key Employee Change in Control Severance Plan without regard to whether you are eligible to participate in such plan.
6.Common Stock Rights and Dividend Equivalents. The RSUs do not have any voting rights or other rights generally associated with shares of Common Stock and are merely an obligation of the Company to make settlement in accordance with the Award Agreement. While outstanding, the RSUs subject to this Award Agreement shall accrue a dividend equivalent. On each date on which cash dividends are paid on Common Stock, the number of RSUs shall be increased by a number of whole and/or fractional RSUs equal to the amount of the cash dividends that would have been paid had the outstanding RSUs hereunder been shares of Common Stock, divided by the Fair Market Value of a share of Common Stock on such dividend payment date. If the RSUs are outstanding on the record date for a cash dividend but vest and are settled before the payment date for such dividend, then such dividend, net of tax withholding, shall be paid to you in cash at the same time the dividend is paid to holders of Common Stock (in the event of administrative delay, payment shall be made no later than March 15 of the year following the year in which such cash dividends are paid to holders of Common Stock).
7.Detrimental Activities and Suspension of Award.
a.If the granting Committee determines you have engaged or are engaging in any activity which, in the sole judgment of the granting Committee, is or may be detrimental to the Company or its Subsidiary, the granting Committee may cancel all or part of your unvested or unsettled RSUs. All rights under cancelled RSUs shall be forfeited.
b.If the granting Committee, in its sole discretion, determines that the vesting of the RSUs or the settlement of RSUs through the issuance of Common Stock might violate any law, regulation, listing standard, or decree pertaining to the Company, any of its Affiliates, or you, the granting Committee may freeze or suspend your right to vesting and settlement of the RSUs until such time as vesting and settlement would no longer, in the sole discretion of the granting Committee, have the possibility of violating such law, regulation, listing standard, or decree.

Exhibit 10.3
c.Notwithstanding anything herein to the contrary, the RSUs and all other awards to you under the Plan and its predecessor plans and programs (including the Variable Cash Incentive Program) are subject to forfeiture or recoupment, in whole or in part, under the terms of the Company’s Clawback Policy (as amended from time to time) and under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act. You agree to cooperate with the Company and the granting Committee and take all actions necessary to assist the granting Company and the Committee in complying with such Clawback Policy, including returning or paying to the Company any amounts required to be recovered pursuant to such Clawback Policy. A copy of the Clawback Policy is available as an exhibit in the most recently filed Annual Report of ConocoPhillips on Form 10-K.
8.Taxes and Tax Withholding. You are responsible for all taxes relating to the RSUs and any other rights under the Award Agreement, regardless of the amount withheld. The Company makes no guarantees regarding the tax treatment of the award and tax consequences may vary depending on your citizenship and applicable law of the country in which you reside or work. The Company in its sole discretion may withhold RSUs, or shares of Common Stock otherwise deliverable in settlement of RSUs, either at the time of crediting, at the time of settlement, or at any other time in order to satisfy any required tax withholding up to the maximum applicable withholding rate, and the Company may accelerate vesting as needed to accomplish such tax withholding. Withheld units or shares may be retained by the Company or sold on your behalf. The Company in its sole discretion may also withhold any required taxes up to the maximum applicable withholding rate from dividend equivalents and may satisfy required tax withholding (and any required interest relating to such withholding) by other payroll deduction.
9.Certain Adjustments. In the event certain corporate transactions, recapitalizations, or stock splits occur while RSUs are outstanding, the number of RSUs shall be correspondingly adjusted in accordance with the Plan.
10.Personal Data. The administration of the Plan and this Agreement, including any subsequent ownership of Common Stock, involves the collection, use, and transfer of personal data about you among the Company, its Subsidiaries and Affiliates, the granting Committee and its delegates, and third-party service providers such as Merrill (a Bank of America Company) and Computershare (or their successors), as well as various regulatory and tax authorities around the world. This data may include your name; age; date of birth; compensation; contact information including address and telephone number; work location; employment status; tax status; social insurance, tax, or other identification number; salary; nationality; citizenship; job title or position; Common Stock ownership; details of awards granted, cancelled, vested or unvested, and outstanding; and related information. By accepting this award, you authorize such collection, use, and transfer of such data. To the extent applicable, personal data is maintained, processed, and used by the Company in accordance with applicable law and the ConocoPhillips Global Workforce Privacy Policy. To the extent applicable, you may exercise your right to access, correct, restrict, or delete your personal data by following the procedure set forth in the ConocoPhillips Global Workforce Privacy Policy. Third party service providers for the Program may require your agreement to separate data use and transfer provisions to comply with applicable laws, and your acceptance of this award is conditioned on such agreement.

Exhibit 10.3
11.No Assignment Except Upon Death. The RSUs and any other rights under the Award Agreement cannot be sold, assigned, pledged, or transferred other than as a consequence of your death or otherwise in accordance with the Plan. If you die prior to settlement of this award, settlement shall be made to the beneficiary or beneficiaries you designated in a properly completed beneficiary designation form acceptable to and received by the granting Committee prior to your death. In the absence of such a beneficiary designation, settlement shall be made to your estate or to the person or persons to whom this award is validly transferred by will or the laws of descent and distribution. However, no post-death transfer of this award or amounts payable in settlement of the award shall be effective to bind the Company unless the granting Committee is furnished with written notice with a copy of the beneficiary designation or will, and with such other evidence as the granting Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this award.
12.Effect on Employment and other Plans. No provision of this Agreement shall confer any right upon you to continued employment with the Company or any Affiliate. Neither the issuance nor vesting of the award or other payments hereunder shall be considered earnings for purposes of any retirement plans or any other compensation plans of the Company or any Affiliate.
13.Governing Law and Language. This Award Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware. You agree that it is your express intent that the Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given, or instituted with respect to the Award Agreement, be drawn up in English. You acknowledge that you are proficient in the English language and understand the terms of the Award Agreement or have had the ability to consult with your advisor who is sufficiently proficient in the English language. In the event the Award Agreement, Plan, or any related instruments or notices are translated into another language, and if the meaning of the translated version is different than the English version, the English version will control.
14.Amendment. The Award Agreement may be amended or supplemented in writing without your consent (a) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; (b) to add to the covenants and agreements of the Company for your benefit or to add to your rights or to surrender any right or power reserved to or conferred upon the Company, provided, in each case, that such changes or corrections shall not adversely affect your rights hereunder without your consent; or (c) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities or tax laws. Otherwise, the Award Agreement may not be amended except by written instrument signed by you and the Company.
15.Successors and Assigns. The Company may assign any of its rights under this Award Agreement. The Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement shall be binding upon you and your heirs, executors, or administrators.

Exhibit 10.3
16.Entire Agreement; Severability. The Award Agreement together with the Plan constitutes the entire understanding between you and the Company with respect to the subject matter of this Award Agreement. The provisions of the Award Agreement and Plan are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
17.Waiver. You understand that the waiver by the Company with respect to your compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of a provision of this Agreement.
18.Global Appendix. Notwithstanding anything herein to the contrary, the RSUs will also be subject to the applicable terms and conditions set forth on Appendix A to the extent the Company determines that the application of such terms and conditions is necessary or advisable to comply with local law or facilitate the administration of the Plan as a result of your residence or employment in, or relocation after the Grant Date to, a country outside the United States. Appendix A is part of this Award Agreement.